Exhibit 99.1

TRANSMERIDIAN EXPLORATION RECEIVES NOTICE OF FAILURE TO

SATISFY AMEX CONTINUED LISTING STANDARDS

Houston, May 29, 2008 (PRIME NEWSWIRE)—TRANSMERIDIAN EXPLORATION INCORPORATED (AMEX:TMY) announced today, that on May 23, 2008, Transmeridian Exploration Incorporated (the “Company”) received notice from the American Stock Exchange (the “AMEX”) indicating that the Company is not in compliance with certain of the AMEX’s continued listing standards. Specifically, the AMEX has notified the Company that it is not in compliance with Section 1003(a)(iv) of the AMEX Company Guide (the “Company Guide”) in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the AMEX, as to whether such company will be able to continue operations and/or meet its obligations as they mature. This notice was based on a review by the AMEX of the Company’s Form 10-Q for the quarter ended March 31, 2008. The Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide.

In order for the Company to maintain its AMEX listing, the Company must submit a plan by June 5, 2008 advising the AMEX staff how the Company intends to regain compliance with Section 1003(a)(iv) of the Company Guide by August 20, 2008. The Company has already informed the AMEX staff that it intends to make a timely submission to the AMEX in which it will outline the timeframe within which the Company intends to cure the listing deficiency and to regain its compliance with the AMEX continued listing requirements. If the plan is accepted, the Company may be able to continue its listing during the plan period, during which time the Company will be subject to periodic reviews to determine whether it is making progress consistent with the plan.

If the Company fails to submit such a plan or if the plan is not accepted, the Company will be subject to delisting proceedings. If the AMEX accepts the Company’s plan but the Company is not in compliance with all of the continued listing standards of the Company Guide by August 20, 2008, or if the Company does not make progress consistent with the plan during the plan period, the AMEX staff will initiate delisting proceedings as appropriate. There can be no assurance that the AMEX staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe. The Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

The Company also announced today, as per Company Guide Sections 401(h) and 610(b), that its financial statements for the fiscal year ended December 31, 2007, included in the Company’s Form 10-K filed on March 31, 2008, contained a going concern qualification from its independent accounting firm, UHY LLP.

This press release, required by the AMEX as an additional disclosure requirement of information that the Company previously made public in its Form 10-K on March 31, 2008, in no way affects the release of financial earnings for the year end 2007.

As a consequence of falling below the AMEX’s continued listing standards, the Company’s stock trading symbol has become subject to the indicator “.BC” to denote its noncompliance. The trading symbol will bear this indicator until the Company regains its compliance with the AMEX continued listing requirements.

About Transmeridian Exploration Incorporated

Transmeridian Exploration Incorporated is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. The company primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian Exploration currently has projects in Kazakhstan and southern Russia and is pursuing additional projects in the Caspian Sea region.

For more information please contact the following:

Lorrie T. Olivier, CEO	Phone: (713) 458-1100
Earl W. McNiel, CFO	Fax: (713) 781-6593
5847 San Felipe, Suite 4300	E-mail: tmei@tmei.com
Houston, Texas 77057	Website: www.tmei.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and other filings with the Securities and Exchange Commission (SEC). Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.